UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
______________________

Date of Report (Date of earliest event reported):  June 30, 2010 (June 24, 2010)

American Liberty Petroleum Corp.
(Exact Name of Registrant as Specified in its Charter)
______________________________________________________________________________

Nevada	000-54004	98-0599151
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4900 California Ave., Tower B-210, Bakersfield, CA 93309
 (Address of principal executive offices)

Registrant’s telephone number, including area code:                                                                                                           (661) 377-2911

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

On June 24, 2010, American Liberty Petroleum Corp. (the “Company”) received approval from FINRA to proceed with a 70:1 forward split of its Common Stock (the “Stock Split”) and a change of the Company’s name to American Liberty Petroleum Corp.  Consistent with the approval by FINRA, the Stock Split will be made effective June 25, 2010.  As of such date, each existing share of the Company’s Common Stock, $0.00001 par value, will be reclassified and changed into seventy (70) new shares, and each holder of the Company’s Common Stock will be entitled to receive, upon delivery of his existing stock certificate, a new certificate or certificates representing seventy (70) shares for each one (1) share of Common Stock represented by the existing certificate or certificates of such holder at the close of business on such date.

The Stock Split was previously approved by Alvaro Vollmers, the sole director of the Company, and stockholders holding at least a majority of the issued and outstanding shares of the Company, acting by written consent, as disclosed on the Company’s Current Report on Form 8-K filed with the SEC on May 24, 2010.  The Company originally intended to effect the Stock Split on June 11, 2010, but the effective date of the Stock Split was delayed in order to allow it to complete regulatory approvals by FINRA.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN LIBERTY PETROLEUM CORP.

Date: June 30, 2010	By:	/s/ Alvaro Vollmers
Alvaro Vollmers, President